UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CATCHA INVESTMENT CORP

(Exact Name Of Registrant As Specified In Its Charter)

Cayman Islands	98-1574476
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 42, Suntec Tower Three 8 Temasek Blvd Singapore 038988 +65-6829-2294	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A ordinary share, $0.0001 par value per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement file number to which this form relates:

333-252389

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Class A ordinary shares, $0.0001 par value, of Catcha Investment Corp, a Cayman Islands exempted company (the “Company”).

The description of the Class A ordinary shares are as set forth under the caption “Description of Securities” in the prospectus forming a part of the Company’s Registration Statement on Amendment No. 1 to Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on February 8, 2021 (Registration No. 333-252389), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference.

In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on NYSE American LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CATCHA INVESTMENT CORP

Date: March 24, 2023	By:	/s/ Patrick Grove
	Name:	Patrick Grove
	Title:	Chairman and Chief Executive Officer

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